Exhibit 99.1

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	News Release
Contact:
	For investors:	Terri Williams-Perry – phone: 215 231.1486
Email: terri.williams-perry@radian.biz
	For the media:	Rick Gillespie – phone: 215 231.1061
email: rick.gillespie@radian.biz
Radian Reports Third Quarter Financial Results

PHILADELPHIA, November 5, 2008 - Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended September 30, 2008 of $36.7 million, or $0.46 per share. This compares to a net loss of $703.9 million, or $8.82 per share, for the prior year quarter. Book value per share at September 30, 2008 was $28.90.

“Radian’s third quarter results were impacted by a continuation of elevated mortgage insurance losses, which were offset by a reduction in our first-lien premium deficiency reserve,” said S. A. Ibrahim, Chief Executive Officer of Radian. “During the third quarter, we significantly strengthened the statutory capital of our mortgage insurance business through the contribution of our financial guaranty business. This non-dilutive action is expected to provide the MI business with cash infusions over time. We are focused on growing our core MI business and taking advantage of opportunities to write profitable, new business that will better position us as we move through and beyond these uncertain economic times.”

THIRD QUARTER HIGHLIGHTS

— As announced on September 18, Radian contributed its ownership interest in Radian Asset Assurance Inc. (Radian Asset), its principal financial guaranty subsidiary, to Radian Guaranty Inc. (Radian Guaranty), the Company’s principal mortgage insurance subsidiary, providing capital support to its mortgage insurance (MI) business.

— Radian Asset has $2.9 billion in claims-paying resources, including $935 million in statutory surplus.

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1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

— Radian has a 29 percent ownership interest in Sherman Financial and received $35.5 million in dividends from Sherman during the first three quarters of 2008, including $16 million in the third quarter. Sherman remains a solid contributor of earnings and quarterly dividends, and Radian has the flexibility to pursue a sale of its stake in Sherman.

— First and second-lien MI claims paid were in line with expectations at $277 million. Fourth quarter MI claims paid are expected to be similar to third quarter, with total claims paid for 2008 expected to be approximately $950 million, lower than previously guided.

— First-lien primary MI defaults were 9.71 percent, a 16 percent increase over the prior quarter.

— As a result of reduced mortgage origination volume, total primary new MI insurance written was $7.5 billion, a 22 percent decrease from the prior quarter. Radian Guaranty continues to maintain a strong market position.

— Representing a dramatic shift during the past year, approximately 98.4 percent of new MI business production in the third quarter of 2008 was prime, a trend that is expected to continue into 2009.

— Radian Guaranty’s strong efforts in loss mitigation remain a critical priority to its capital preservation. Radian Guaranty is involved in a number of initiatives to increase effective loss management, which include placing staff on-site with major mortgage servicers to expedite solutions, creating the Fast Advance program, launching a number of direct outreach programs including a borrower web site, partnering with the Consumer Credit Counseling Service of Delaware Valley to offer borrower counseling services and joining the Hope Now initiative.

— Radian has sustained relatively minimal credit losses through its high quality, diversified investment portfolio that has limited exposure to vulnerable asset classes.

— Compared to other financial guaranty insurers, Radian Asset has significantly less exposure to the weakening housing markets, further contributing to its strong capital position. Premiums written this quarter were much lower due to the Company’s decision to cease writing new business in light of current market conditions. Premiums earned were very strong reflecting heavy refunding activity.

— The GSE charter remains unchanged and Radian Guaranty remains a Top Tier provider to the GSEs through frequent and proactive collaboration and demonstration of its strong capital position.

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1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

UPDATE on RESERVES

Radian had total reserves of $3 billion as of September 30, 2008, including updated first-lien and second-lien premium deficiency reserves of $150.1 million and $181.3 million, respectively. As of September 30, 2008, the present value of Radian’s current projected aggregate future losses and expenses exceeded future premiums and current loss reserves for the domestic first-lien mortgage insurance book by $150.1 million. This projected net loss reflects the remaining life of the June 30, 2008 and prior book of business. The third quarter new production is expected to be profitable and therefore, its projected profitability is excluded from the premium deficiency reserve balance.

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Wednesday, November 5 at 10:00 a.m. Eastern time. The conference call will be broadcast live over the internet at http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-audioarchives or at http://www.radian.biz >News. The call may also be accessed by dialing 800-398-9397 inside the U.S., or 612-332-1213 for international callers, using passcode 965834 or by referencing Radian.

A replay of the webcast will be available at the Radian Web site approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for one week, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 965834.

About Radian

Radian Group Inc. is a global credit risk management company headquartered in Philadelphia. Radian develops innovative financial solutions by applying its core mortgage credit risk expertise and structured finance capabilities to the credit enhancement needs of the capital markets worldwide, primarily through credit insurance products. The company also provides credit enhancement for public finance and other corporate and consumer assets on both a direct and reinsurance basis and holds strategic interests in credit-based consumer asset businesses. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/investors/financial/corporate.aspx.

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1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	Exhibit A:	Condensed Consolidated Statements of Income

	Exhibit B:	Condensed Consolidated Balance Sheets

	Exhibit C:	Segment Information Quarter Ended September 30, 2008

	Exhibit D:	Segment Information Quarter Ended September 30, 2007

	Exhibit E:	Segment Information Nine Months Ended September 30, 2008

	Exhibit F:	Segment Information Nine Months Ended September 30, 2007

	Exhibit G:	Financial Guaranty Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008

	Exhibit H:	Financial Guaranty Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008

	Exhibit I:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008 New Insurance Written and Risk Written

	Exhibit J:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008 Insurance in Force and Risk in Force

	Exhibit K:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008 Risk in Force by LTV and Policy Year and other Risk in Force

	Exhibit L:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008 Claims and Reserves

	Exhibit M:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008 Defaults

	Exhibit N:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008 Net Premiums Written and Earned, Smart Home, Captives and Persistency

	Exhibit O:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008 Reinsurance Progression Toward Attachment – Summary by Book Year

	Exhibit P:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008 Modified Pool Risk in Force

	Exhibit Q:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008 Alt-A

	Exhibit R:	Financial Services Supplemental Information – For the Quarter and Nine Months Ended September 30, 2008

4

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended September 30		Nine Months Ended September 30
(In thousands, except per-share data)	2008	2007	2008	2007
Revenues:
Net premiums written - insurance	$202,451	$308,011	$669,402	$798,860

Net premiums earned - insurance	$249,718	$245,396	$740,776	$677,913
Net investment income	65,215	64,959	196,322	188,605
Change in fair value of derivative instruments (1)	164,757	(615,936)	928,792	(633,765)
Net (losses) gains on other financial instruments	(63,737)	14,840	(126,872)	54,279
Gain on sale of affiliate	—	181,734	—	181,734
Other income	2,756	4,599	9,591	11,519

Total revenues	418,709	(104,408)	1,748,609	480,285

Expenses:
Provision for losses	544,915	330,504	1,586,505	611,508
Provision for premium deficiency (2)	(252,170)	155,176	135,727	155,176
Policy acquisition costs	20,770	35,743	120,628 (3)	88,195
Other operating expenses	80,781	34,891	199,771	137,471
Merger expenses	—	1,278	—	14,001
Interest expense	13,852	13,394	40,177	38,810

Total expenses	408,148	570,986	2,082,808	1,045,161

Equity in net income (loss) of affiliates	15,798	(448,924)	44,028	(376,645)

Pretax income (loss)	26,359	(1,124,318)	(290,171)	(941,521)
Income tax (benefit) provision	(10,340)	(420,454)	(129,984)	(372,207)

Net income (loss)	$36,699	$(703,864)	$(160,187)	$(569,314)

Diluted net income (loss) per share (4)	$0.46	$(8.82)	$(2.01)	$(7.16)

(1)    Includes premiums earned on derivative contracts.

(2)    Includes $(271.7) million for first-lien and $19.6 million for second-lien in the third quarter of 2008, and $150.1 million for first-lien and $(14.3) million for second-lien for the first nine months of 2008.

(3)    Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization in the nine months ended September 30, 2008, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008.

(4)    Weighted average shares outstanding (in thousands)

Average common shares outstanding	79,960	79,800	79,603	79,467
Increase in shares-potential exercise of options-diluted basis	433	—	—	—

Weighted average shares outstanding (in thousands)	80,393	79,800	79,603	79,467

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except share and per-share data)	September 30 2008	December 31 2007	September 30 2007
Assets:
Cash and investments	$6,330,214	$6,611,836	$6,575,797
Investments in affiliates	87,256	104,354	94,144
Deferred policy acquisition costs	178,581	234,955	233,582
Prepaid federal income taxes	248,828	793,486	861,809
Tax recoverables	462,694	1,816	2,043
Reinsurance recoverables	310,984	33,960	37,674
Other assets	619,597	429,782	409,811

Total assets	$8,238,154	$8,210,189	$8,214,860

Liabilities and stockholders’ equity:
Unearned premiums	$1,000,725	$1,094,710	$1,045,267
Reserve for losses and loss adjustment expenses	2,680,381	1,598,756	1,094,704
Reserve for premium deficiency	331,373	195,646	155,176
Long-term debt and other borrowings	908,282	953,524	948,010
Variable interest entity debt	127,624	—	—
Deferred income taxes	—	26,705	383,172
Derivative liabilities	343,296	1,305,665	675,432
Other liabilities	514,147	314,447	465,607

Total liabilities	5,905,828	5,489,453	4,767,368

Common stock	98	98	97
Additional paid-in capital	453,836	442,312	436,828
Retained earnings	2,017,542	2,181,191	2,903,798
Accumulated other comprehensive income	(139,150)	97,135	106,769

Total common stockholders’ equity	2,332,326	2,720,736	3,447,492

Total liabilities and stockholders’ equity	$8,238,154	$8,210,189	$8,214,860

Book value per share	$28.90	$33.83	$42.86

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended September 30, 2008

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$188,583	$13,868	$—	$202,451

Net premiums earned - insurance	$196,207	$53,511	$—	$249,718
Net investment income	38,017	27,198	—	65,215
Change in fair value of derivative instruments	8,606	156,151	—	164,757
Net gains (losses) on other financial instruments	(39,925)	(23,895)	83	(63,737)
Other income	2,561	58	137	2,756

Total revenues	205,466	213,023	220	418,709

Expenses:
Provision for losses	519,257	25,658	—	544,915
Provision for premium deficiency	(252,170)	—	—	(252,170)
Policy acquisition costs	5,327	15,443	—	20,770
Other operating expenses	43,771	36,885	125	80,781
Interest expense	6,718	7,134	—	13,852

Total expenses	322,903	85,120	125	408,148

Equity in net income of affiliates	—	—	15,798	15,798

Pretax (loss) income	(117,437)	127,903	15,893	26,359
Income tax (benefit) provision	(70,473)	53,550	6,583	(10,340)

Net (loss) income	$(46,964)	$74,353	$9,310	$36,699

Assets	$5,120,152	$2,934,032	$183,970	$8,238,154
Total investments	3,816,513	2,406,739	—	6,223,252
Deferred policy acquisition costs	17,997	160,584	—	178,581
Reserve for losses and loss adjustment expenses	2,496,412	183,969	—	2,680,381
Derivative liabilities	220,363	122,933	—	343,296
Unearned premiums	351,200	649,525	—	1,000,725
Stockholders’ equity	838,474	1,349,016	144,836	2,332,326

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended September 30, 2007

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$249,521	$58,490	$—	$308,011

Net premiums earned - insurance	$212,998	$32,398	$—	$245,396
Net investment income	37,437	27,403	119	64,959
Change in fair value of derivative instruments	(374,024)	(241,912)	—	(615,936)
Net gains (losses) on other financial instruments	9,312	5,560	(32)	14,840
Gain on sale of affiliate	—	—	181,734	181,734
Other income	3,782	517	300	4,599

Total revenues	(110,495)	(176,034)	182,121	(104,408)

Expenses:
Provision for losses	278,785	51,719	—	330,504
Provision for premium deficiency	155,176	—	—	155,176
Policy acquisition costs	24,865	10,878	—	35,743
Other operating expenses	25,460	9,863	(432)	34,891
Merger expenses	1,116	162	—	1,278
Interest expense	6,764	4,808	1,822	13,394

Total expenses	492,166	77,430	1,390	570,986

Equity in net loss of affiliates	—	—	(448,924)	(448,924)

Pretax loss	(602,661)	(253,464)	(268,193)	(1,124,318)
Income tax benefit	(227,374)	(99,350)	(93,730)	(420,454)

Net loss	$(375,287)	$(154,114)	$(174,463)	$(703,864)

Assets	$5,232,832	$2,833,748	$148,280	$8,214,860
Total investments	3,956,943	2,556,054	—	6,512,997
Deferred policy acquisition costs	62,371	171,211	—	233,582
Reserve for losses and loss adjustment expenses	884,985	209,719	—	1,094,704
Unearned premiums	322,109	723,158	—	1,045,267
Stockholders’ equity	1,894,959	1,409,168	143,365	3,447,492

Radian Group Inc. and Subsidiaries

Segment Information

Nine Months Ended September 30, 2008

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$598,864	$70,538	$—	$669,402

Net premiums earned - insurance	$605,568	$135,208	$—	$740,776
Net investment income	115,803	80,505	14	196,322
Change in fair value of derivative instruments	105,548	823,244	—	928,792
Net (losses) gains on other financial instruments	(66,214)	(60,778)	120	(126,872)
Other income	9,051	237	303	9,591

Total revenues	769,756	978,416	437	1,748,609

Expenses:
Provision for losses	1,539,561	46,944	—	1,586,505
Provision for premium deficiency	135,727	—	—	135,727
Policy acquisition costs	82,473	38,155	—	120,628
Other operating expenses	126,644	72,642	485	199,771
Interest expense	21,140	18,788	249	40,177

Total expenses	1,905,545	176,529	734	2,082,808

Equity in net income of affiliates	—	—	44,028	44,028

Pretax (loss) income	(1,135,789)	801,887	43,731	(290,171)
Income tax (benefit) provision	(428,186)	279,537	18,665	(129,984)

Net (loss) income	$(707,603)	$522,350	$25,066	$(160,187)

Radian Group Inc. and Subsidiaries

Segment Information

Nine Months Ended September 30, 2007

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$653,439	$145,421	$—	$798,860

Net premiums earned - insurance	$578,829	$99,084	$—	$677,913
Net investment income	109,283	79,160	162	188,605
Change in fair value of derivative instruments	(419,096)	(214,669)	—	(633,765)
Net gains on other financial instruments	39,791	13,993	495	54,279
Gain on sale of affiliate	—	—	181,734	181,734
Other income	9,357	783	1,379	11,519

Total revenues	318,164	(21,649)	183,770	480,285

Expenses:
Provision for losses	571,791	39,717	—	611,508
Provision for premium deficiency	155,176	—	—	155,176
Policy acquisition costs	53,944	34,251	—	88,195
Other operating expenses	95,769	36,630	5,072	137,471
Merger expenses	13,434	567	—	14,001
Interest expense	19,959	13,866	4,985	38,810

Total expenses	910,073	125,031	10,057	1,045,161

Equity in net loss of affiliates	—	—	(376,645)	(376,645)

Pretax loss	(591,909)	(146,680)	(202,932)	(941,521)
Income tax benefit	(233,121)	(72,504)	(66,582)	(372,207)

Net loss	$(358,788)	$(74,176)	$(136,350)	$(569,314)

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit G

	Quarter Ended September 30		Nine Months Ended September 30
($ in thousands, except ratios)	2008	2007	2008	2007
Net Premiums Written: (1)
Public finance direct	$2,059	$17,746	$15,538	$48,656
Public finance reinsurance	6,046	31,433	30,808	67,082
Structured direct	3,358	3,991	10,546	12,027
Structured reinsurance	2,748	5,001	13,601	16,606
Trade credit reinsurance	(343)	319	45	1,050

Total Net Premiums Written - insurance	$13,868	$58,490	$70,538	$145,421

Net Premiums Earned: (2)
Public finance direct	$13,380	$10,765	$43,194	$32,311
Public finance reinsurance	32,310	11,105	65,145	33,897
Structured direct	3,569	4,367	11,211	13,447
Structured reinsurance	4,472	5,560	15,163	17,496
Trade credit reinsurance	(220)	601	495	1,933

Total Net Premiums Earned - insurance	$53,511	$32,398	$135,208	$99,084

Refundings included in earned premium	$27,326	$4,054	$55,647	$15,817

Claims paid:
Trade credit reinsurance	$449	$1,751	$1,432	$7,022
Other	4,232	1,478	107,449 (3)	2,212
Conseco	2,218	2,663	6,591	8,782

Total	$6,899	$5,892	$115,472	$18,016

Incurred losses:
Trade credit reinsurance	$(1,825)	$(1,928)	$(7,299)	$(13,544)
Other	27,483	53,647	54,915	53,261
Conseco	—	—	(672)	—

Total	$25,658	$51,719	$46,944	$39,717

Loss ratio- GAAP Basis	38.1%	111.7%	26.6%	26.9%
Expense ratio- GAAP Basis (4)	77.8%	44.8%	62.9%	48.0%

	115.9%	156.5%	89.5%	74.9%

Net payments (receipts) under derivatives contracts	$3,750	$(3,558)	$9,328	$(30,933)

(1)	Premiums written on credit derivatives for the quarter and nine months ended September 30, 2008 were $12.1 million and $38.0 million, respectively, compared to $11.1 million and $30.0 million, respectively, for the quarter and nine months ended September 30, 2007.

(2)	Premiums earned on credit derivatives for the quarter and nine months ended September 30, 2008 were $13.8 million and $41.0 million, respectively, compared to $13.9 million and $48.6 million, respectively, for the quarter and nine months ended September 30, 2007. Premiums earned on credit derivatives are included in change of fair value of derivative instruments.

(3)	Includes a $100 million payment related to one credit that is a CDO of an ABS that was fully reserved for in 2007.

(4)	Excludes merger expenses.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit H

($ in thousands, except ratios)	September 30, 2008	December 31, 2007	September 30, 2007
Capital and surplus	$957,177	$1,158,537	$1,172,141
Contingency reserve	510,195	433,296	407,542

Qualified statutory capital	1,467,372	1,591,833	1,579,683
Unearned premium reserve	818,365	886,024	874,380
Loss and loss expense reserve	70,621	61,038	67,127

Total statutory policyholders’ reserves	2,356,358	2,538,895	2,521,190
Present value of installment premiums	402,223	461,806	433,428
Reinsurance and soft capital facilities	150,000	150,000	150,000

Total statutory claims paying resources	$2,908,581	$3,150,701	$3,104,618

Net debt service outstanding	$156,928,647	$164,346,659	$156,743,014

Capital leverage ratio (1)	107	103	99
Claims paying leverage ratio (2)	54	52	50
Net par outstanding by product:
Public finance direct	$18,344,046	$18,228,946	$18,168,866
Public finance reinsurance	40,420,433	43,822,781	41,592,621
Structured direct	46,695,176	47,878,168	47,704,089
Structured reinsurance	5,567,853	6,091,717	5,300,388

Total	$111,027,508	$116,021,612	$112,765,964

Reinsurance business net par outstanding:
Treaty	63%	59%	58%
Facultative	37%	41%	42%
Reserve for losses and LAE
Specific	$47,495	$26,791	$27,979
Conseco	15,263	22,526	25,193
Non-specific	121,211	203,987	156,547

Total	$183,969	$253,304	$209,719

(1)	Net debt service outstanding divided by qualified statutory capital

(2)	Net debt service outstanding divided by total statutory claims paying resources

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit I

	Quarter Ended September 30				Nine Months Ended September 30
($ in millions)	2008	%	2007	%	2008	%	2007	%
Primary New Insurance Written
Flow	$7,524	99.8%	$12,225	90.8%	$26,240	95.5%	$29,913	68.7%
Structured	16	0.2%	1,234	9.2%	1,234	4.5%	13,623	31.3%

Total Primary	$7,540	100.0%	$13,459	100.0%	$27,474	100.0%	$43,536	100.0%

Flow
Prime	$7,405	98.4%	$8,448	69.1%	$24,356	92.8%	$21,171	70.8%
Alt-A	96	1.3%	2,588	21.2%	1,154	4.4%	6,015	20.1%
A minus and below	23	0.3%	1,189	9.7%	730	2.8%	2,727	9.1%

Total Flow	$7,524	100.0%	$12,225	100.0%	$26,240	100.0%	$29,913	100.0%

Structured
Prime	$16	100.0%	$967	78.4%	$1,232	99.8%	$1,641	12.0%
Alt-A	—	—	32	2.6%	2	0.2%	11,137	81.8%
A minus and below	—	—	235	19.0%	—	—	845	6.2%

Total Structured	$16	100.0%	$1,234	100.0%	$1,234	100.0%	$13,623	100.0%

Total
Prime	$7,421	98.4%	$9,415	69.9%	$25,588	93.1%	$22,812	52.4%
Alt-A	96	1.3%	2,620	19.5%	1,156	4.2%	17,152	39.4%
A minus and below	23	0.3%	1,424	10.6%	730	2.7%	3,572	8.2%

Total Primary	$7,540	100.0%	$13,459	100.0%	$27,474	100.0%	$43,536	100.0%

Total Primary Risk in Force by FICO Score
Flow
<=619	$7	0.1%	$703	5.7%	$376	1.4%	$1,830	6.1%
620-679	773	10.3%	3,506	28.7%	4,223	16.1%	9,158	30.6%
680-739	2,662	35.4%	4,644	38.0%	9,729	37.1%	10,977	36.7%
>=740	4,082	54.2%	3,372	27.6%	11,912	45.4%	7,948	26.6%

Total Flow	$7,524	100.0%	$12,225	100.0%	$26,240	100.0%	$29,913	100.0%

Structured
<=619	$—	—	$129	10.5%	$—	—	$538	4.0%
620-679	—	—	296	24.0%	17	1.4%	3,762	27.6%
680-739	4	25.0%	331	26.8%	437	35.4%	6,160	45.2%
>=740	12	75.0%	478	38.7%	780	63.2%	3,163	23.2%

Total Structured	$16	100.0%	$1,234	100.0%	$1,234	100.0%	$13,623	100.0%

Total
<=619	$7	0.1%	$832	6.2%	$376	1.4%	$2,368	5.4%
620-679	773	10.3%	3,802	28.2%	4,240	15.4%	12,920	29.7%
680-739	2,666	35.3%	4,975	37.0%	10,166	37.0%	17,137	39.4%
>=740	4,094	54.3%	3,850	28.6%	12,692	46.2%	11,111	25.5%

Total Primary	$7,540	100.0%	$13,459	100.0%	$27,474	100.0%	$43,536	100.0%

Percentage of primary new insurance written
Refinances	20%		27%		33%		40%
95.01% LTV and above	3%		31%		13%		22%
ARMs
Less than 5 years	1%		4%		1%		17%
5 years and longer	10%		13%		9%		9%
Primary risk written
Flow	$1,770	99.9%	$3,196	91.7%	$6,317	95.2%	$7,641	88.2%
Structured	2	0.1%	291	8.3%	316	4.8%	1,022	11.8%

Total Primary	$1,772	100.0%	$3,487	100.0%	$6,633	100.0%	$8,663	100.0%

Pool risk written	$1		$42		$60		$227

Other risk written
Seconds
1st loss	$—		$3		$—		$9
2nd loss	—		—		—		21
NIMs	—		—		—		377
International
1st loss-Hong Kong primary mortgage insurance	—		46		51		96
Reinsurance	2		15		44		49

Total other risk written	$2		$64		$95		$552

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit J

	September 30		September 30
($ in millions)	2008	%	2007	%
Primary insurance in force
Flow	$119,593	77.5%	$98,985	73.3%
Structured	34,699	22.5%	36,030	26.7%

Total Primary	$154,292	100.0%	$135,015	100.0%

Prime	$109,432	70.9%	$86,530	64.1%
Alt-A	33,404	21.7%	36,266	26.9%
A minus and below	11,456	7.4%	12,219	9.0%

Total Primary	$154,292	100.0%	$135,015	100.0%

Primary risk in force
Flow	$29,968	86.4%	$24,856	84.5%
Structured	4,701	13.6%	4,545	15.5%

Total Primary	$34,669	100.0%	$29,401	100.0%

Flow
Prime	$24,242	80.9%	$19,117	76.9%
Alt-A	3,674	12.3%	3,799	15.3%
A minus and below	2,052	6.8%	1,940	7.8%

Total Flow	$29,968	100.0%	$24,856	100.0%

Structured
Prime	$2,451	52.1%	$1,791	39.4%
Alt-A	1,451	30.9%	1,668	36.7%
A minus and below	799	17.0%	1,086	23.9%

Total Structured	$4,701	100.0%	$4,545	100.0%

Total
Prime	$26,693	77.0%	$20,908	71.1%
Alt-A	5,125	14.8%	5,467	18.6%
A minus and below	2,851	8.2%	3,026	10.3%

Total Primary	$34,669	100.0%	$29,401	100.0%

Total Primary Risk in Force by FICO Score
Flow
<=619	$1,550	5.2%	$1,573	6.3%
620-679	8,318	27.8%	7,632	30.7%
680-739	11,101	37.0%	9,122	36.7%
>=740	8,999	30.0%	6,529	26.3%

Total Flow	$29,968	100.0%	$24,856	100.0%

Structured
<=619	$740	15.7%	$1,025	22.6%
620-679	1,255	26.7%	1,515	33.3%
680-739	1,452	30.9%	1,282	28.2%
>=740	1,254	26.7%	723	15.9%

Total Structured	$4,701	100.0%	$4,545	100.0%

Total
<=619	$2,290	6.6%	$2,598	8.8%
620-679	9,573	27.6%	9,147	31.1%
680-739	12,553	36.2%	10,404	35.4%
>=740	10,253	29.6%	7,252	24.7%

Total Primary	$34,669	100.0%	$29,401	100.0%

Percentage of primary risk in force
Refinances		31%		32%
95.01% LTV and above		23%		22%
ARMs
Less than 5 years		9%		14%
5 years and longer		9%		9%
Pool risk in force
Prime	$2,096	70.7%	$2,088	69.9%
Alt-A	290	9.8%	294	9.8%
A minus and below	577	19.5%	605	20.3%

Total	$2,963	100.0%	$2,987	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit K

	September 30		September 30
($ in millions)	2008	%	2007	%
Total Primary Risk in Force by LTV
95.01% and above	$7,962	23.0%	$6,543	22.3%
90.01% to 95.00%	11,003	31.7%	8,929	30.4%
85.01% to 90.00%	12,045	34.7%	10,040	34.1%
85.00% and below	3,659	10.6%	3,889	13.2%

Total	$34,669	100.0%	$29,401	100.0%

Total Primary Risk in Force by Policy Year
2004 and prior	$7,598	22.0%	$9,399	31.9%
2005	4,385	12.6%	5,364	18.3%
2006	5,342	15.4%	6,246	21.3%
2007	10,896	31.4%	8,392	28.5%
2008	6,448	18.6%	—	—

Total	$34,669	100.0%	$29,401	100.0%

Total Pool Risk in Force by Policy Year
2004 and prior	$1,821	61.5%	$1,893	63.4%
2005	586	19.8%	598	20.0%
2006	255	8.6%	269	9.0%
2007	241	8.1%	227	7.6%
2008	60	2.0%	—	—

Total Pool risk in Force	$2,963	100.0%	$2,987	100.0%

Other risk in force
Seconds
1st loss	$289		$436
2nd loss	407		571
NIMs	456		712
International
1st loss-Hong Kong primary mortgage insurance	442		432
Reinsurance	139		85
Credit default swaps	7,567		8,108
Other
Domestic credit default swaps	162		212

Total other risk in force	$9,462		$10,556

Risk to capital ratio-STAT Basis	19.7:1		11.9:1
Risk to capital ratio-STAT Basis excluding AAA-rated CDS	16.2:1		9.7:1
Risk to capital ratio-Radian Guaranty only	14.5:1		11.9:1

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit L

	Quarter Ended September 30		Nine Months Ended September 30
($ in thousands)	2008	2007	2008	2007
Direct claims paid
Prime	$98,269	$43,601	$222,975	$110,952
Alt-A	68,960	28,902	152,438	70,655
A minus and below	65,280	39,025	162,911	103,132
Seconds and other	44,882	25,282	138,094	59,974

Total	$277,391	$136,810	$676,418	$344,713

Average claim paid
Prime	$45.0	$32.3	$40.0	$29.7
Alt-A	58.7	46.8	53.9	42.7
A minus and below	42.6	34.7	38.6	31.9
Seconds	36.9	31.2	35.1	29.4
Total	$45.4	$35.1	$40.8	$32.3
Loss ratio -GAAP Basis	258.1%	122.8%	244.6%	90.8%
Expense ratio - GAAP Basis (2)	24.4%	22.1%	33.2%	23.8%

	282.5%	144.9%	277.8%	114.6%

Reserve for losses by category
Prime	$667,349	$246,531
Alt-A	844,551	246,792
A minus and below	432,001	279,320
Pool insurance	87,429	42,582
Seconds	153,839	41,985
Other	1,436	1,341

Reserve for losses, net	2,186,605	858,551
Reinsurance recoverable	309,807 (1)	26,434

Total	$2,496,412	$884,985

(1)	Reinsurance recoverable on ceded losses related to captives ($240.4 million) and Smart Home ($69.4 million).

(2)	Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization in the nine months ended September 30, 2008, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008 and excludes merger expenses.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit M

	September 30 2008	December 31 2007	September 30 2007
Default Statistics
Primary insurance:
Flow
Prime
Number of insured loans	619,035	565,563	542,819
Number of loans in default	33,330	20,632	16,908
Percentage of loans in default	5.38%	3.65%	3.11%
Alt-A
Number of insured loans	70,814	74,559	74,927
Number of loans in default	13,853	7,980	6,029
Percentage of loans in default	19.56%	10.70%	8.05%
A minus and below
Number of insured loans	60,946	63,853	60,826
Number of loans in default	13,436	10,087	8,638
Percentage of loans in default	22.05%	15.80%	14.20%
Total Flow
Number of insured loans	750,795	703,975	678,572
Number of loans in default	60,619	38,699	31,575
Percentage of loans in default	8.07%	5.50%	4.65%
Structured
Prime
Number of insured loans	68,744	64,789	59,163
Number of loans in default	5,900	4,707	4,072
Percentage of loans in default	8.58%	7.27%	6.88%
Alt-A
Number of insured loans	82,187	97,526	93,494
Number of loans in default	15,499	8,783	6,512
Percentage of loans in default	18.86%	9.01%	6.97%
A minus and below
Number of insured loans	23,337	28,747	31,034
Number of loans in default	7,784	8,659	8,496
Percentage of loans in default	33.35%	30.12%	27.38%
Total Structured
Number of insured loans	174,268	191,062	183,691
Number of loans in default	29,183	22,149	19,080
Percentage of loans in default	16.75%	11.59%	10.39%
Total Primary Insurance
Prime
Number of insured loans	687,779	630,352	601,982
Number of loans in default	39,230	25,339	20,980
Percentage of loans in default	5.70%	4.02%	3.49%
Alt-A
Number of insured loans	153,001	172,085	168,421
Number of loans in default	29,352	16,763	12,541
Percentage of loans in default	19.18%	9.74%	7.45%
A minus and below
Number of insured loans	84,283	92,600	91,860
Number of loans in default	21,220	18,746	17,134
Percentage of loans in default	25.18%	20.24%	18.65%
Total Primary Insurance
Number of insured loans	925,063	895,037	862,263
Number of loans in default	89,802 (1)	60,848 (1)	50,655 (1)
Percentage of loans in default	9.71%	6.80%	5.87%
Pool insurance:
Number of loans in default	29,487 (2)	26,526 (2)	23,810 (2)

(1)	Includes approximately 483, 2,595 and 2,796 defaults at September 30, 2008, December 31, 2007 and September 30, 2007, respectively, where reserves have not been established because no claim payment is currently anticipated.

(2)	Includes approximately 20,965, 20,193 and 18,124 defaults at September 30, 2008, December 31, 2007 and September 30, 2007, respectively, where reserves have not been established because no claim payment is currently anticipated.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit N

	Quarter Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
Net Premiums Written (In thousands) (1)
Primary and Pool Insurance	$186,524	$235,989	$578,770	$612,589
Seconds	2,044	4,711	8,430	22,340
International	15	8,821	11,664	18,510

Total Net Premiums Written - insurance	$188,583	$249,521	$598,864	$653,439

Net Premiums Earned (In thousands) (2)
Primary and Pool Insurance	$187,596	$200,467	$575,017	$541,796
Seconds	3,250	7,270	14,378	25,165
International	5,361	5,261	16,173	11,868

Total Net Premiums Earned - insurance	$196,207	$212,998	$605,568	$578,829

SMART HOME (In millions)
Ceded Premiums Written	$3.1	$3.3	$10.0	$9.7
Ceded Premiums Earned	$3.1	$3.3	$10.0	$9.3
Captives
Premiums ceded to captives (In millions)	$34.6	$30.3	$104.4	$88.4
% of total premiums	15.4%	13.0%	15.2%	13.8%
NIW subject to captives (In millions)	$2,104	$5,406	$10,268	$16,546
% of primary NIW	27.9%	40.2%	37.4%	38.0%
IIF included in captives (3)	36.6%	35.3%
RIF included in captives (3)	41.0%	40.6%
Persistency (twelve months ended September 30)	83.9%	72.8%

	September 30, 2008	September 30, 2007
SMART HOME
% of Primary RIF included in Smart Home Transactions (3)	3.9%	6.2%

(1)	Premiums written on credit derivatives for the quarter and nine months ended September 30, 2008 were $2.4 million and $16.9 million, respectively, compared to $11.0 million and $46.4 million, respectively, for the quarter and nine months ended September 30, 2007.

(2)	Premiums earned on credit derivatives for the quarter and nine months ended September 30, 2008 were $5.0 million and $23.9 million, respectively, compared to $14.1 million and $50.9 million, respectively, for the quarter and nine months ended September 30, 2007. Premiums earned on credit derivatives are included in change of fair value of derivative instruments.

(3)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of September 30, 2008

Exhibit O

Reinsurance Progression Toward Attachment - Summary by Book Year (1)

			September 30, 2008			June 30, 2008			December 31, 2007
($ in millions)	Original Book RIF as of September 30, 2008	Progression to Attachment Point	Current RIF	Ever-to-Date Incurred Losses	Captive Benefit (3)	Current RIF	Ever-to-Date Incurred Losses	Captive Benefit (3)	Current RIF	Ever-to-Date Incurred Losses	Captive Benefit (3)
Book Year (2):
Pre-2005		0-50%	$1,215	$236		$1,337	$240		$2,209	$279
Pre-2005		50-75%	959	148		1,155	158		1,145	144
Pre-2005		75-99%	618	106		514	81		32	19
Pre-2005		Attached	58	8	$1	17	5	$1	12	3	$1

Pre-2005 Total	$25,546		$2,850	$498	$1	$3,023	$484	$1	$3,398	$445	$1

2005		0-50%	$121	$4		$187	$4		$697	$13
2005		50-75%	375	17		430	17		429	15
2005		75-99%	158	10		392	21		945	53
2005		Attached	1,176	135	$50	896	95	$29	11	2	$—

2005 Total	$3,316		$1,830	$166	$50	$1,905	$137	$29	$2,082	$83	$—

2006		0-50%	$36	$1		$146	$3		$851	$12
2006		50-75%	430	17		524	18		332	10
2006		75-99%	142	8		153	7		1,470	71
2006		Attached	1,937	224	$118	1,800	169	$74	210	10	$1

2006 Total	$3,537		$2,545	$250	$118	$2,623	$197	$74	$2,863	$103	$1

2007		0-50%	$262	$5		$913	$15		$4,058	$36
2007		50-75%	62	2		2,876	91		580	12
2007		75-99%	841	31		—	—		4	—
2007		Attached	3,586	214	$60	1,055	63	$21	1	—	$—

2007 Total	$5,270		$4,751	$252	$60	$4,844	$169	$21	$4,643	$48	$—

2008		0-50%	$1,882	$12		$1,483	$3		$—	$—
2008		50-75%	—	—		90	2		—	—
2008		75-99%	2	—		—	—		—	—
2008		Attached	169	8	$2	—	—	$—	—	—	$—

2008 Total	$2,111		$2,053	$20	$2	$1,573	$5	$—	$—	$—	$—

Quota Share		0-50%	$—	$—		$27	$—		$20	$—
Quota Share		50-75%	—	—		—	—		7	1
Quota Share		75-99%	—	—		6	1		—	—
Quota Share		Attached	117	22	$10	85	17	$8	90	9	$4

Quota Share Total	$311		$117	$22	$10	$118	$18	$8	$117	$10	$4

	$40,091		$14,146	$1,208	$241	$14,086	$1,010	$133	$13,103	$689	$6

SmartHome		0-50%	$122	$25		$127	$24		$142	$23
SmartHome		50-75%	—	—		—	—		693	92
SmartHome		75-99%	—	—		622	115		—	—
SmartHome		Attached	1,234	304	$67	703	154	$45	833	112	$10

Total SmartHome	$3,900		$1,356	$329	$67	$1,452	$293	$45	$1,668	$227	$10

(1)	Data presented in aggregate for all trusts for captives active at each period end only. Actual trust attachment and exit points vary by individual contract. Attachment is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.

(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.

(3)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit P

	September 30		September 30
($ in millions)	2008	%	2007	%
Modified Pool Risk in Force
Prime
2004 and prior	$46	29.5%	$47	30.1%
2005	40	25.6%	48	30.8%
2006	44	28.2%	44	28.2%
2007	22	14.1%	17	10.9%
2008	4	2.6%	—	—

Total	$156	100.0%	$156	100.0%

Alt-A
2004 and prior	$98	14.6%	$105	15.4%
2005	102	15.2%	118	17.4%
2006	165	24.5%	165	24.3%
2007	304	45.2%	292	42.9%
2008	4	0.5%	—	—

Total	$673	100.0%	$680	100.0%

A minus and below
2004 and prior	$9	36.0%	$10	35.7%
2005	6	24.0%	8	28.6%
2006	3	12.0%	3	10.7%
2007	7	28.0%	7	25.0%
2008	—	—	—	—

Total	$25	100.0%	$28	100.0%

Total
2004 and prior	$153	17.9%	$162	18.8%
2005	148	17.3%	174	20.1%
2006	212	24.8%	212	24.5%
2007	333	39.0%	316	36.6%
2008	8	1.0%	—	—

Total Modified Pool Risk in Force	$854	100.0%	$864	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of September 30, 2008

ALT-A

Exhibit Q

	Quarter Ended September 30				Nine Months Ended September 30
($ in millions)	2008	%	2007	%	2008	%	2007	%
Primary New Insurance Written by FICO Score
<=619	$—	—	$15	0.6%	$3	0.3%	$107	0.6%
620-659	9	9.4%	167	6.4%	26	2.2%	1,846	10.8%
660-679	10	10.4%	303	11.5%	63	5.4%	2,689	15.7%
680-739	30	31.2%	1,350	51.5%	561	48.6%	8,373	48.8%
>=740	47	49.0%	785	30.0%	503	43.5%	4,137	24.1%

Total	$96	100.0%	$2,620	100.0%	$1,156	100.0%	$17,152	100.0%

Primary Risk in Force by FICO Score
<=619	$34	0.7%	$39	0.7%
620-659	628	12.3%	756	13.8%
660-679	755	14.7%	839	15.4%
680-739	2,452	47.8%	2,558	46.8%
>=740	1,256	24.5%	1,275	23.3%

Total	$5,125	100.0%	$5,467	100.0%

Primary Risk in Force by LTV
95.01% and above	$356	6.9%	$382	7.0%
90.01% to 95.00%	1,330	26.0%	1,424	26.0%
85.01% to 90.00%	2,131	41.6%	2,216	40.6%
85.00% and below	1,308	25.5%	1,445	26.4%

Total	$5,125	100.0%	$5,467	100.0%

Primary Risk in Force by Policy Year
2004 and prior	$940	18.3%	$1,182	21.6%
2005	707	13.8%	897	16.4%
2006	1,141	22.3%	1,325	24.2%
2007	2,083	40.6%	2,063	37.8%
2008	254	5.0%	—	—

Total	$5,125	100.0%	$5,467	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2008

Exhibit R

	Quarter Ended September 30		Nine Months Ended September 30
(In thousands )	2008	2007	2008	2007
Investment in Affiliates-Selected Information
C-BASS
Balance, beginning of period	$—	$467,800	$—	$451,395
Net income for period	—	(467,800)	—	(451,395)

Balance, end of period	$—	$—	$—	$—

Sherman
Balance, beginning of period	$112,644	$171,737	$104,315	$167,412
Net income for period	15,798	18,876	44,028	74,750
Dividends received	15,961	—	35,460	51,512
Other comprehensive (loss) income	522	(637)	120	(674)
Sale of ownership interest	—	(95,866)	—	(95,866)
Adjustment to investment related to buyback of MGIC interest	(25,786)	—	(25,786)	—

Balance, end of period	$87,217	$94,110	$87,217	$94,110

Portfolio Information:
C-BASS
Servicing portfolio	N/A	$57,700,000
Total assets	N/A	N/A
Servicing income	N/A	N/A	N/A	N/A
Net interest income	N/A	N/A	N/A	N/A
Total revenues	N/A	N/A	N/A	N/A
Sherman
Total assets	$2,433,666	$2,093,168
Total revenues	$381,047	$311,386	$1,179,014	$880,613

Radian owns a 46% interest in C-BASS and a 28.7% interest in Sherman. Prior to August 2008, we owned a 21.8% interest in Sherman. Prior to September 2007, we owned an interest in Sherman consisting of 40.96% of the Class A Common Units of Sherman (Class A Common Units represent 94% of the total equity in Sherman) and 50% of the Preferred Units of Sherman.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	Forward Looking Statements

All statements in this news release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements, which include, without limitation, projections regarding our future performance and financial condition are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•       changes in general financial and political conditions, such as extended national or regional economic recessions, changes in housing demand or mortgage originations, changes in housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our businesses to be worse than expected), changes in the liquidity in the capital markets and the further contraction of credit markets, population trends and changes in household formation patterns, changes in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•       economic changes or catastrophic events in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•       our ability to successfully execute upon our capital plan, and if necessary, to obtain additional capital to support our long-term liquidity needs and to protect our credit ratings and the financial strength ratings of Radian Guaranty Inc., our primary mortgage insurance subsidiary;

•       a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the on-going deterioration in housing markets throughout the U.S.;

•       our ability to maintain adequate risk-to-capital ratios, leverage ratios and surplus requirements in our mortgage insurance business in light of on-going losses in this business;

•       the loss of a customer for whom we write a significant amount of mortgage insurance or the influence of large customers;

•       disruption in the servicing of mortgages covered by our insurance policies;

•       the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•       the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses in 2007 and 2008 and are expected to result in further losses;

•       reduced opportunities for loss mitigation in markets where housing values fail to appreciate or begin to decline;

•       changes in persistency rates of our mortgage insurance policies caused by changes in refinancing activity, in the rate of appreciation or depreciation of home values and changes in the mortgage insurance cancellation requirements of mortgage lenders and investors;

•       downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc., which are currently on Negative outlook);

•       heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major ratings agencies);

•       changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to retain our “Top Tier” eligibility requirement from both Freddie Mac and Fannie Mae;

•       the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

•       the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or the premium deficiencies for our first- and second-lien mortgage insurance business, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•       volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiencies in our mortgage insurance business on a quarterly basis;

•       changes in accounting guidance from the Securities and Exchange Commission (“SEC”) or the Financial Accounting Standards Board;

•       legal and other limitations on amounts we may receive from our subsidiaries as dividends or through tax and expense sharing arrangements with our subsidiaries; and

•       vulnerability to the performance of our strategic investments, including in particular, our investment in Sherman Financial Group LLC.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2007 as well as the material changes to these risks discussed in Item 1A of Part II of our quarterly reports on Form 10-Q. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we filed this news release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this news release to reflect new information or future events or for any other reason.

SOURCE: Radian Group Inc.

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